Exhibit 99.1

FOR IMMEDIATE RELEASE
BAXTER REPORTS FIRST-QUARTER 2025 RESULTS
•First-quarter sales from continuing operations of $2.63 billion increased 5% on both a reported and operational basis, exceeding the company’s previously issued guidance1,2
•First-quarter U.S. GAAP3 diluted earnings per share (EPS) from continuing operations of $0.13; adjusted diluted EPS from continuing operations of $0.55, exceeding the company’s previously issued guidance
•Baxter increases bottom end of previous range for full-year 2025 adjusted diluted EPS guidance and now expects adjusted diluted EPS of $2.47 to $2.551

DEERFIELD, Ill., MAY 1, 2025 – Baxter International Inc. (NYSE:BAX), a global medtech leader, today reported results for the first quarter of 2025.
“Our solid performance in the first quarter of 2025 reflects the ongoing impact of our transformation journey,” said Brent Shafer, chair and interim chief executive officer. “Baxter today is a more focused and agile organization, well positioned to drive enhanced value for patients, healthcare providers, customers and shareholders through our reinvigorated emphasis on execution, innovation and profitable growth. While today’s global macroeconomic factors are creating a greater degree of uncertainty in the market, we remain confident in our overarching trajectory. The benefits of our operating model in combination with our durable portfolio of medically essential products create a strong foundation to leverage our potential and pursue opportunities to help address our customers’ most pressing needs in the pursuit of our life-sustaining Mission.”

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1 Sales growth on an operational basis and adjusted diluted EPS are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section below for information about the non-GAAP financial measures included in this release and see the accompanying tables to this press release for reconciliations of those non-GAAP measures to the corresponding U.S. GAAP measures.
2 Operational sales growth excludes the impact of the Kidney Care manufacturing and supply agreement (MSA) not reflected in reportable segments, reflects the exit of IV Solutions in China in its Medical Products & Therapies reportable segment, and is calculated at constant currency rates.
3 Generally Accepted Accounting Principles

First-Quarter 2025 Companywide Financial Results
Note that continuing operations exclude Baxter’s Kidney Care business, which was acquired by Carlyle on Jan. 31, 2025, and is reported as discontinued operations.
•Worldwide sales from continuing operations in the first quarter totaled approximately $2.63 billion, increasing 5% on both a reported and operational basis. Companywide top-line performance on both a reported and operational basis exceeded Baxter’s previously announced guidance, driven by better-than-expected sales in the company’s Medical Products & Therapies and Healthcare Systems & Technologies segments.
•U.S. sales from continuing operations in the first quarter totaled approximately $1.49 billion, an increase of 11% on a reported basis and 7% on an operational basis.
•International sales from continuing operations in the first quarter totaled approximately $1.14 billion, declining 1% on a reported basis and increasing 3% on an operational basis.
•On a U.S. GAAP basis, net income from continuing operations totaled $64 million, or $0.13 per diluted share in the first quarter.
•On an adjusted basis, net income from continuing operations in the first quarter was $0.55 per diluted share and exceeded the company’s original guidance of $0.47 to $0.50 per diluted share. Results in the quarter came in ahead of expectations due to overall top-line strength, disciplined management of operating expenses, and favorability from certain non-operating items.
Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s segments.
First-Quarter 2025 Segment Results
All three of Baxter’s segments achieved growth in the first quarter on both a reported and operational basis.
•Medical Products & Therapies sales for the first quarter totaled approximately $1.26 billion, an increase of 3% on a reported basis and 6% on an operational basis. Growth in the quarter reflected strength in the Infusion Therapies & Technologies division driven by strong demand for IV infusion pumps and nutrition therapies, particularly in the United States, and solid performance in the Advanced Surgery division driven by robust growth internationally.
•Healthcare Systems & Technologies sales for the first quarter totaled approximately $704 million, an increase of 6% on both a reported and operational basis. Growth was fueled by strong U.S. sales for Patient Support Systems products within the segment’s Care and Connectivity Solutions division. Positive performance in the Front Line Care division reflected a favorable year-over-year comparison as well as further stabilization in the primary care markets in the United States.
•Pharmaceuticals sales for the first quarter totaled approximately $581 million, an increase of 1% on a reported basis and 3% on an operational basis. Positive performance in the quarter was driven by mid-single-digit growth globally for specialty injectables, which was partially offset by a low single-digit decline in anesthesia and low single-digit growth in Drug Compounding, which reflected a difficult comparison to the prior-year period.
Recent Highlights4
Baxter continues to advance key strategic priorities in pursuit of its Mission to Save and Sustain Lives. Among recent highlights, the company:
•Introduced the Voalte Linq device powered by Scotty assistant, Baxter’s first voice-activated technology. This lightweight, wearable badge helps enable efficient, streamlined communication between care teams, and can be integrated with existing products from Baxter’s care communications suite, including Voalte Mobile and Voalte Nurse Call.
•Launched Hemopatch Sealing Hemostat with room temperature storage in markets throughout Europe. The evolution of Hemopatch to include room temperature storage optimizes accessibility in the operating room, delivering an immediate solution for surgeons to control bleeding or prevent leakage.

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4 See links to original press releases for additional product information.

2025 Financial Outlook
For full-year 2025: Baxter now expects sales growth from continuing operations of 7% to 8% on a reported basis. On an operational basis, Baxter expects sales growth of 4% to 5%. The company now expects adjusted earnings from continuing operations, before special items, of $2.47 to $2.55 per diluted share, compared to prior guidance of $2.45 to $2.55 per diluted share.
For second-quarter 2025: The company expects sales growth from continuing operations of 4% to 5% on a reported basis and 1% to 2% on an operational basis. The company expects adjusted earnings from continuing operations, before special items, of $0.59 to $0.63 per diluted share.
A webcast of Baxter’s first-quarter 2025 conference call for investors can be accessed live from a link in the Investor Relations section of the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on May 1, 2025. Please see www.baxter.com for more information regarding this and future investor events and webcasts.
About Baxter
Every day, millions of patients, caregivers and healthcare providers rely on Baxter’s leading portfolio of diagnostic, critical care, nutrition, hospital and surgical products used across patient homes, hospitals, physician offices and other sites of care. For more than 90 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers who make it happen. With products, digital health solutions and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, www.baxter.com and follow us on X, LinkedIn and Facebook.
Non-GAAP Financial Measures
Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the company’s reconciliations to corresponding U.S. GAAP financial measures (which are included in the tables accompanying this release), may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.
Operational sales growth is a non-GAAP measure that excludes the impact of the Kidney Care MSA not reflected in its reportable segments, reflects the exit of IV solutions in China in its Medical

Products & Therapies reportable segment, and is calculated on a constant currency basis, as if foreign currency exchange rates had remained constant between the prior and current periods.
Other non-GAAP financial measures included in this release and the accompanying tables (including within the tables that provide the company’s detailed reconciliations to the corresponding U.S. GAAP financial measures) are: adjusted gross margin, adjusted selling, general, and administrative expenses, adjusted research and development expenses, adjusted operating income, adjusted other income (expense), net, adjusted income (loss) from continuing operations before income taxes, adjusted income tax expense (benefit), adjusted income (loss) from continuing operations, adjusted income (loss) from discontinued operations, adjusted net income (loss), adjusted net income (loss) attributable to Baxter stockholders, adjusted diluted earnings per share from continuing operations, adjusted diluted earnings per share from discontinued operations and adjusted diluted earnings per share. Those non-GAAP financial measures exclude the impact of special items. For the quarter ended March 31, 2025 and 2024, special items for one or more periods included intangible asset amortization, business optimization charges, acquisition and integration costs, separation-related costs, expenses related to European medical devices regulation, certain legal matters, investment impairments, product-related reserves, the gain on the sale of the Kidney Care business, Hurricane Helene costs, and certain tax matters. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company’s reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company’s Board of Directors assess performance.
This release and the accompanying tables also include free cash flow, a non-GAAP financial measure that Baxter defines as operating cash flow less capital expenditures. Free cash flow is used by management and the company’s Board of Directors to evaluate the cash generated from Baxter’s operating activities each period after deducting its capital spending.
This release also includes forecasts of certain of the aforementioned non-GAAP measures on a forward-looking basis as part of the company’s financial outlook for upcoming periods. Baxter calculates forward-looking non-GAAP financial measures based on forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking operational sales growth represents the company’s targeted future sales growth excluding sales to Vantive under the Kidney Care MSA not reflected in its reportable segments, reflects the exit of IV solutions in China in its Medical Products & Therapies reportable segment, and assumes foreign currency exchange rates remain constant in future periods. Additionally, forward-looking adjusted diluted EPS guidance excludes potential charges or gains that would be reflected as non-GAAP adjustments to earnings. Baxter provides forward-looking operational sales growth guidance and adjusted diluted EPS guidance because it believes that these measures provide useful information for the reasons noted above. Baxter has not provided reconciliations of forward-looking adjusted EPS guidance to forward-looking GAAP EPS guidance because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, integration-related costs, asset impairments and unusual gains and losses, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Forward-Looking Statements
This release includes forward-looking statements concerning the company’s financial results (including the outlook for second-quarter and full-year 2025) and business development and regulatory activities. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: the company’s ability to achieve the intended benefits of its strategic actions, including the sale of the Kidney Care business, business strategy and development activities and cost saving initiatives; the company’s ability to successfully integrate acquisitions, including the acquisition of Hill-Rom Holdings, Inc. (Hillrom) and the related impact on the company’s organization structure, senior leadership, culture, functional alignment, outsourcing and other areas, the company’s management of resulting related personnel capacity constraints and potential institutional knowledge loss, and the company’s ability to achieve anticipated performance or financial targets and maintain its reputation following integration; the impact of global economic conditions (including, among other things, changes in tariffs, taxation, trade policies and treaties, sanctions, embargos, export control restrictions, the potential for a recession, supply chain disruptions, inflation levels and interest rates, financial market volatility, banking crises, the war in Ukraine, the conflict in the Middle East and other geopolitical events and the potential for escalation of these conflicts, the related economic sanctions being imposed globally in response to the conflicts and potential trade wars, global public health crises, pandemics and epidemics, or the anticipation of any of the foregoing, on the company’s operations and on the company’s employees, customers, suppliers, and foreign governments in countries in which the company operates; the continuity, availability, and pricing of acceptable raw materials and component parts, the company’s ability to pass some or all of these costs to its customers through price increases or otherwise, and the related continuity of the company’s manufacturing, sterilization, supply and distribution and those of the company’s suppliers; failure to accurately forecast or achieve the company’s short- and long-term financial performance and goals, market and category growth rates, growth rates for the company’s segments, and related impacts on the company’s liquidity; the company’s ability to execute on its capital allocation plans, including the company’s debt repayment plans, the timing and amount of any dividends, share repurchases and divestiture proceeds; downgrades to the company’s credit ratings or ratings outlooks, or withdrawals by rating agencies from rating the company and its indebtedness, and the related impact on the company’s funding costs and liquidity; fluctuations in foreign exchange and interest rates; the impact of any accounting estimates and assumptions, including with respect to goodwill, intangible asset, or other long-lived asset impairments on the company’s operating results; the company’s ability to finance and develop new products or services, or enhancements thereto, on commercially acceptable terms or at all; product development risks, including satisfactory clinical performance and obtaining and maintaining required regulatory approvals (including as a result of evolving regulatory requirements or the withdrawal or resubmission of any pending applications), the ability to manufacture at appropriate scale, and the general unpredictability associated with the product development cycle; demand and market acceptance risks for, and competitive pressures (including pricing) related to, new and existing products and services, challenges with the company’s ability to accurately predict changing customer preferences and future expenditures and inventory levels, and challenges with the company’s ability to monetize new and existing products and services (and to sustain any related price increases), the impact of those products and services on quality and patient safety concerns, and the need for ongoing training and support for the company’s products and services; future actions of, or failures to act or delays in acting by FDA, the European Medicines Agency, or any other regulatory body or government authority (including the U.S. Securities and Exchange Commission, Department of Justice, or the Attorney General of any state), or any product quality or patient safety issues that could delay, limit or suspend product development, manufacturing or sale, or otherwise lead to product recalls, withdrawals, labeling changes, launch delays, warning letters, import bans, denial of import certifications, sanctions, seizures, injunctions, monetary sanctions, criminal or civil liabilities or litigation; actions by tax authorities in connection with ongoing tax audits (including with respect to transfer pricing matters) and the outcome of pending or future litigation; failures with respect to the company’s quality, compliance or ethics programs; our ability to attract, develop, retain and engage employees, including senior management, and the occurrence of labor disruptions (including as a result of labor disagreements under bargaining agreements or national trade union agreements or disputes with works councils); inability to create additional production capacity in a timely manner or the occurrence of other manufacturing, sterilization, or supply difficulties, including as a result of natural disaster or severe weather event (such as Hurricane Helene), war, terrorism, global public health crises and epidemics/pandemics, regulatory actions or otherwise; future actions of third parties, including third-party payors and the company’s customers and distributors (including GPOs and IDNs); breaches and breakdowns affecting the company’s information technology systems or protected information, including by cyber-attack, data leakage, unauthorized access or theft, or failures of or vulnerabilities in the company’s information technology systems or products; the company’s ability to effectively develop, integrate or deploy artificial intelligence, machine learning and other emerging technologies into the company’s products, services and operations in a manner that is compliant with existing and emerging regulations; the impact of physical effects of climate change, severe storms (including Hurricane Helene) and storm-related events; changes to legislation and regulation and other governmental pressures in the United States and globally, including the cost of compliance and potential penalties for purported noncompliance thereof, including new or amended laws, rules and regulations as well as the impact of healthcare reform and its implementation, suspension, repeal, replacement, amendment, modification and other similar actions undertaken by the United States or foreign governments, including with respect to pricing, reimbursement, taxation (including taxation of income, whether with respect to current or future tax reform) and rebate policies; the company’s ability to meet evolving and varied corporate responsibility expectations of the company’s stakeholders, including compliance with new and emerging sustainability regulations; the ability to protect or enforce the company’s patents or other proprietary rights (including trademarks, copyrights, trade secrets, and know-how) or where the patents of third parties prevent or restrict the company’s manufacture, sale or use of affected products or technology; and other risks discussed in Baxter’s most recent filings on Form 10-K and Form 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.
Baxter, Hemopatch, Scotty, Voalte and Voalte Linq are trademarks of Baxter International Inc.
Any other trademarks or product brands appearing herein are the property of their respective owners.
Media Contact
Stacey Eisen, (224) 948-5353
media@baxter.com

Investor Contact
Clare Trachtman, (224) 948-3020

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BAXTER — PAGE 9

BAXTER INTERNATIONAL INC.
Consolidated Statements of Income (Loss)
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended March 31,
	2025	2024	Change
NET SALES	$2,625	$2,490	5%
COST OF SALES	1,764	1,529	15%
GROSS MARGIN	861	961	(10)%
% of Net Sales	32.8%	38.6%	(5.8) pts
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	703	729	(4)%
% of Net Sales	26.8%	29.3%	(2.5) pts
RESEARCH AND DEVELOPMENT EXPENSES	140	120	17%
% of Net Sales	5.3%	4.8%	0.5 pts
OTHER OPERATING INCOME, NET	(40)	(3)	NM
OPERATING INCOME	58	115	(50)%
% of Net Sales	2.2%	4.6%	(2.4) pts
INTEREST EXPENSE, NET	64	78	(18)%
OTHER (INCOME) EXPENSE, NET	(3)	(9)	(67)%
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(3)	46	NM
INCOME TAX EXPENSE (BENEFIT)	(67)	40	NM
% of Income (loss) from Continuing Operations Before Income Taxes	2,233.3%	87.0%	NM
INCOME (LOSS) FROM CONTINUING OPERATIONS	64	6	NM
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	62	33	88%
NET INCOME (LOSS)	126	39	NM
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS INCLUDED IN CONTINUING OPERATIONS	—	—	NM
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS INCLUDED IN DISCONTINUED OPERATIONS	—	2	NM
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	2	NM
NET INCOME (LOSS) ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$126	$37	NM
INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$0.13	$0.01	NM
Diluted	$0.13	$0.01	NM
INCOME (LOSS) FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$0.12	$0.06	100%
Diluted	$0.12	$0.06	100%
INCOME (LOSS) PER COMMON SHARE
Basic	$0.25	$0.07	NM
Diluted	$0.25	$0.07	NM
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	512	508
Diluted	514	510
ADJUSTED OPERATING INCOME (excluding special items)¹	$392	$307	28%
ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS (excluding special items)¹	$285	$183	56%
ADJUSTED INCOME (LOSS) FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$35	$150	(77)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$320	$331	(3)%
ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)¹	$0.55	$0.36	53%
ADJUSTED DILUTED EPS FROM DISCONTINUED OPERATIONS (excluding special items)¹	$0.07	$0.29	(76)%
ADJUSTED DILUTED EPS (excluding special items)¹	$0.62	$0.65	(5)%
1    Refer to page 10 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)
The company’s U.S. GAAP results for the three months ended March 31, 2025 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Operating Income	Other (Income) Expense, Net	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income (Loss) From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$861	$703	$140	$58	$(3)	$(3)	$(67)	$64	$62	$126	$126	$0.13	$0.12	$0.25
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	32.8%	26.8%	5.3%	2.2%	(0.1)%	(0.1)%	2,233.3%	2.4%	2.4%	4.8%	4.8%
Intangible asset amortization	104	(51)	—	155	—	155	37	118	—	118	118	0.23	0.00	0.23
Business optimization items[1]	13	(30)	(2)	45	—	45	11	34	—	34	34	0.07	0.00	0.07
Acquisition and integration items[2]	—	(1)	—	1	(5)	6	1	5	—	5	5	0.01	0.00	0.01
European medical devices regulation[3]	5	—	—	5	—	5	1	4	—	4	4	0.01	0.00	0.01
Product related reserves[4]	6	—	—	6	—	6	2	4	—	4	4	0.01	0.00	0.01
Hurricane Helene costs[5]	98	—	—	98		98	25	73	6	79	79	0.14	0.01	0.15
Legal matters[6]	11	—	—	11	—	11	2	9	—	9	9	0.02	0.00	0.02
Separation-related costs[7]	—	(13)	—	13	—	13	3	10	31	41	41	0.02	0.06	0.08
Investment impairments[8]	—	—	—	—	(9)	9	2	7	—	7	7	0.01	0.00	0.01
Gain on Kidney Care sale[9]	—	—	—	—	—	—	—	—	(111)	(111)	(111)	0.00	(0.22)	(0.22)
Tax matters[10]	—	—	—	—	—	—	43	(43)	47	4	4	(0.08)	0.09	0.01
Adjusted	$1,098	$608	$138	$392	$(17)	$345	$60	$285	$35	$320	$320	$0.55	$0.07	$0.62
Adjusted percent of net sales (or effective tax rate for income tax expense (benefit))	41.8%	23.2%	5.3%	14.9%	(0.6)%	13.1%	17.4%	10.9%	1.3%	12.2%	12.2%

The company’s U.S. GAAP results for the three months ended March 31, 2024 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Operating Income	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income (Loss) From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$961	$729	$115	$46	$40	$6	$33	$39	$37	$0.01	$0.06	$0.07
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	38.6%	29.3%	4.6%	1.8%	87.0%	0.2%	1.3%	1.6%	1.5%
Intangible asset amortization	106	(52)	158	158	38	120	6	126	126	0.24	0.01	0.25
Business optimization items[1]	5	(17)	22	22	6	16	26	42	42	0.03	0.05	0.08
Acquisition and integration items[2]	1	(4)	5	5	1	4	—	4	4	0.01	0.00	0.01
European medical devices regulation[3]	7	—	7	7	2	5	1	6	6	0.01	0.00	0.01
Separation-related costs[7]	—	—	—	—	—	—	79	79	79	0.00	0.15	0.15
Tax matters[10]	—	—	—	—	(32)	32	5	37	37	0.06	0.01	0.07
Adjusted	$1,080	$656	$307	$238	$55	$183	$150	$333	$331	$0.36	$0.29	$0.65
Adjusted percent of net sales (or effective tax rate for income tax expense (benefit))	43.4%	26.3%	12.3%	9.6%	23.1%	7.3%	6.0%	13.4%	13.3%

				Reported	Adjusted
Income from discontinued operations, net of tax				$33	$150
Less: Net income attributable to noncontrolling interests included in discontinued operations				2	2
Income from discontinued operations, net of tax attributable to Baxter stockholders				$31	$148

				Reported	Adjusted
Net income (loss)				$39	$333
Less: Net income attributable to noncontrolling interests				2	2
Net income (loss) attributable to Baxter stockholders				$37	$331

1The company’s results of continuing operations in 2025 and 2024 included costs related to programs to optimize its organization and cost structure. These restructuring and business optimization costs in 2025 included costs primarily related to its initiatives to reduce its cost structure following the sale of its former Kidney Care segment. These restructuring and business optimization costs in 2024 included costs primarily related to the implementation of a new operating model intended to simplify and streamline its operations and better align its manufacturing and supply chain to its commercial activities and to a lesser extent, third-party costs incurred to support the transformation of certain general and administrative functions. The company's results of discontinued operations in 2024 included costs primarily related to a program to centralize certain of its research and development activities into a new location.
2The company’s results of continuing operations in 2025 and 2024 included integration-related items comprised of Hillrom acquisition and integration expenses. In 2025 these expenses primarily reflected the recognition of a noncash impairment of property, plant and equipment related to integration activities. In 2024 these expenses primarily reflected third party consulting costs related to its integration of Hillrom.
3The company’s results in 2025 and 2024 included incremental costs to comply with the European Union’s medical device regulations for previously registered products, which primarily consisted of contractor costs and other direct third-party costs. The company considers the adoption of these regulations to be a significant one-time regulatory change and believes that the costs of initial compliance for previously registered products over the implementation period are not indicative of its core operating results.
4The company's results of continuing operations in 2025 included charges related to a revised estimate of warranty and remediation activities arising from a field corrective action on certain of our infusion pumps initially recorded in 2022.
5The company's results of continuing operations in 2025 included charges related to Hurricane Helene, which consisted of remediation, air freight and other costs. The company's results of discontinued operations in 2025 included charges related to Hurricane Helene, which consisted of air freight and other costs.
6The company’s results of continuing operations in 2025 included charges related to matters involving alleged injury from environmental exposure.
7The company's results of continuing operations in 2025 included separation-related costs primarily related to external advisors supporting its activities related to the separation of its Kidney Care segment. The company's results of discontinued operations in 2025 and 2024 included separation-related costs primarily related to external advisors supporting its activities related to the completed sale of its Kidney Care segment.
8The company's results of continuing operations in 2025 included losses from a noncash impairment write-down in an equity method investment.
9The company's results of discontinued operations in 2025 included a gain from the sale of the Kidney Care business.
10The company's results of continuing operations in 2025 included a tax benefit driven by an entity classification election that it made for U.S. tax purposes, which resulted in a capital loss. The company's results of discontinued operations in 2025 included indirect impacts of the carryback of the tax benefits generated by the sale of its Kidney Care business to prior years. The company's results in 2024 included a change in its permanent reinvestment assertion that it allocated to continuing operations and a reallocation of income tax expense between discontinued and continuing operations resulting from the application of intraperiod tax allocation to its adjusted results in an interim period.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
(unaudited)
($ in millions)
The Medical Products & Therapies segment includes sales of our sterile IV solutions, infusion systems, administration sets, parenteral nutrition therapies and surgical hemostat, sealant and adhesion prevention products. The Healthcare Systems & Technologies segment includes sales of our connected care solutions and collaboration tools, including smart bed systems, patient monitoring systems and diagnostic technologies, respiratory health devices and advanced equipment for the surgical space, including operating room integration technologies, precision positioning devices and other accessories. The Pharmaceuticals segment includes sales of specialty injectable pharmaceuticals, inhaled anesthesia and drug compounding. Other sales not allocated to a segment primarily includes sales to Vantive, pursuant to the Kidney Care MSA, and sales of products and services provided directly through certain of our manufacturing facilities

	Three Months Ended March 31,		% Change @ Actual Rates	% Change @ Operational Sales Growth
	2025	2024
Infusion Therapies & Technologies	$994	$966	3%	6%
Advanced Surgery	268	263	2%	4%
Medical Products & Therapies	1,262	1,229	3%	6%
Care & Connectivity Solutions	427	402	6%	7%
Front Line Care	277	265	5%	5%
Healthcare Systems & Technologies	704	667	6%	6%
Injectables & Anesthesia	335	328	2%	4%
Drug Compounding	246	250	(2)%	2%
Pharmaceuticals	581	578	1%	3%
Other	78	16	388%	0%
Total - Continuing Operations	$2,625	$2,490	5%	5%

Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Segment Operating Income
(unaudited)
($ in millions)

	Three Months Ended March 31,
	2025	2024
Medical Products & Therapies	$244	$227
% of Segment Net Sales	19.3%	18.5%
Healthcare Systems & Technologies	93	67
% of Segment Net Sales	13.2%	10.0%
Pharmaceuticals	63	78
% of Segment Net Sales	10.8%	13.5%
Other	9	4
Total	409	376
Unallocated corporate costs	(17)	(69)
Intangible asset amortization expense	(155)	(158)
Legal matters	(11)	—
Business optimization items	(45)	(22)
Acquisition and integration items	(1)	(5)
Separation-related costs	(13)	—
European Medical Devices Regulation	(5)	(7)
Product-related items	(6)	—
Hurricane Helene costs	(98)	—
Total operating income (loss)	58	115
Interest expense, net	64	78
Other (income) expense, net	(3)	(9)
Income (Loss) from continuing operations before income taxes	$(3)	$46

BAXTER — PAGE 13

BAXTER INTERNATIONAL INC.
Operating Segment Sales by U.S. and International
(unaudited)
($ in millions)

	Three Months Ended March 31,
	2025			2024			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Infusion Therapies & Technologies	$584	$410	$994	$526	$440	$966	11%	(7)%	3%
Advanced Surgery	145	123	268	147	116	263	(1)%	6%	2%
Medical Product & Therapies	729	533	1,262	673	556	1,229	8%	(4)%	3%
Care & Connectivity Solutions	316	111	427	278	124	402	14%	(10)%	6%
Front Line Care	202	75	277	195	70	265	4%	7%	5%
Healthcare Systems & Technologies	518	186	704	473	194	667	10%	(4)%	6%
Injectables & Anesthesia	195	140	335	191	137	328	2%	2%	2%
Drug Compounding	—	246	246	—	250	250	0%	(2)%	(2)%
Pharmaceuticals	195	386	581	191	387	578	2%	(0)%	1%
Other	48	30	78	11	5	16	336%	500%	388%
Total - Continuing Operations	$1,490	$1,135	$2,625	$1,348	$1,142	$2,490	11%	(1)%	5%

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Three Months Ended March 31,
	2025	2024
Cash flows from operations – continuing operations	$(99)	$67
Cash flows from investing activities - continuing operations	(124)	(100)
Cash flows from financing activities - continuing operations	(3,226)	(140)

Cash flows from operations - continuing operations	$(99)	$67
Capital expenditures - continuing operations	(122)	(110)
Free cash flow - continuing operations	$(221)	$(43)

Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From the Three Months Ended March 31, 2024 to the Three Months Ended March 31, 2025
(unaudited)

	Net Sales Growth As Reported	Kidney Care MSA	Exit of IV Solutions in China	FX	Operational Sales Growth*
Infusion Therapies & Technologies	3%	0%	1%	2%	6%
Advanced Surgery	2%	0%	0%	2%	4%
Medical Products & Therapies	3%	0%	1%	2%	6%
Care & Connectivity Solutions	6%	0%	0%	1%	7%
Front Line Care	5%	0%	0%	0%	5%
Healthcare Systems & Technologies	6%	0%	0%	0%	6%
Injectables & Anesthesia	2%	0%	0%	2%	4%
Drug Compounding	(2)%	0%	0%	4%	2%
Pharmaceuticals	1%	0%	0%	2%	3%
Other	388%	(394)%	0%	6%	0%
Total - Continuing Operations	5%	(3)%	1%	2%	5%

*Totals may not add across due to rounding
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 16
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measures
Projected Second Quarter and Full Year 2025 U.S. GAAP Sales Growth to Projected Operational Sales Growth and Projected Second Quarter and Full Year 2025 Adjusted Earnings Per Share
(unaudited)

Sales Growth Guidance	Q2 2025*	FY 2025*
Sales growth - U.S. GAAP	4% - 5%	7% - 8%
Kidney Care MSA	(~300 bps)	(~300 bps)
Exit of IV Solutions in China	~70 bps	~50 bps
Foreign Exchange	(~50 bps)	(<50 bps)
Operational sales growth	1% - 2%	4% - 5%

Adjusted Earnings Per Share Guidance	Q2 2025	FY 2025
Adjusted diluted EPS	$0.59 - $0.63	$2.47 - $2.55

*Totals may not foot due to rounding

Baxter calculates forward-looking non-GAAP financial measures based on forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking operational sales growth represents the company’s targeted future sales growth excluding sales to Vantive under the Kidney Care MSA not reflected in its reportable segments, reflects the exit of IV Solutions in China in its Medical Products & Therapies reportable segment, and assumes foreign currency exchange rates remain constant in future periods. Additionally, forward-looking adjusted diluted EPS guidance excludes potential charges or gains that would be reflected as non-GAAP adjustments to earnings. Baxter provides forward-looking operational sales growth guidance and adjusted diluted EPS guidance because it believes that these measures provide useful information for the reasons noted above. Baxter has not provided reconciliations of forward-looking adjusted EPS guidance to forward-looking GAAP EPS guidance because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, integration-related costs, asset impairments and unusual gains and losses, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.